Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/21/11	Investors: Kathy Martin, 630-623-7833
Media: Heidi Barker, 630-623-3791

McDONALD’S GLOBAL COMPARABLE SALES FUEL THIRD QUARTER RESULTS

OAK BROOK, IL — McDonald’s Corporation today announced results for the third quarter ended September 30, 2011, driven by growth across all areas of the world. In constant currencies, the Company posted higher revenues, operating income and earnings per share compared with the prior year within a challenging global economy.

“McDonald’s third quarter results reflect the ongoing strength of our customer-focused Plan to Win. We are executing the right strategies to grow the business for the long term while delivering consistently strong quarterly results,” said McDonald’s Chief Executive Officer Jim Skinner. “The investments we are making to optimize our menu, modernize the restaurant experience and broaden McDonald’s accessibility with ongoing convenience and value platforms are driving profitable market share growth – a clear indication that our strategy is working.”

The Company reported the following highlights for the quarter:

•	Global comparable sales increased 5.0%, with the U.S. up 4.4%, Europe up 4.9% and Asia/Pacific, Middle East and Africa up 3.4%

•	Consolidated operating income increased 14% (8% in constant currencies)

•	Diluted earnings per share of $1.45, up 12% (6% in constant currencies)

•	Returned $1.5 billion to shareholders through share repurchases and dividends

In addition, the Company previously announced the following:

•	On September 22, McDonald’s Board of Directors increased the quarterly cash dividend by 15% to $0.70 per share – the equivalent of $2.80 per share annually – effective for the fourth quarter 2011

McDonald’s U.S. performance continues to be driven by initiatives that provide compelling value alongside classic core menu favorites and new menu options. During the quarter, the U.S. featured premium McCafé beverages including the new Mango Pineapple Smoothie, Chicken McNuggets and wholesome breakfast choices, including Oatmeal and the Egg McMuffin, which generated strong comparable sales and contributed to the segment’s 6% operating income increase.

In Europe, tiered-menus that offer premium, core and everyday value selections, unique promotional food events that capitalize on customers’ desire for variety, and ongoing restaurant modernization efforts contributed to the segment’s growth in comparable sales and 15% (6% in constant currencies) rise in operating income. France, Russia, Germany and the U.K. led the segment’s sales and operating income growth.

Asia/Pacific, Middle East and Africa (APMEA) generated positive comparable sales and guest count growth across most markets, somewhat offset by Japan, against robust prior year results. For the quarter, APMEA’s operating income grew 26% (15% in constant currencies) as emphasis on daypart value offerings, unique menu options and customer conveniences continue to fuel the segment’s results.

Jim Skinner concluded, “McDonald’s continued success is driven by the strategic and operational fundamentals that guide our business. Our sustained commitment to and execution of the Plan to Win is creating significant brand differentiation that resonates with customers and generates long-term profitable growth for our System and our shareholders. As we enter the final quarter of 2011, our global comparable sales remain strong with October comparable sales expected to be up 4.0% to 5.0%.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

	Quarters Ended September 30,				Nine Months Ended September 30,
	2011	2010	% Inc	% Inc Excluding Currency Translation	2011	2010	% Inc	% Inc Excluding Currency Translation
Revenues	$7,166.3	$6,304.9	14	8	$20,183.3	$17,860.5	13	8
Operating income	2,394.7	2,096.5	14	8	6,409.7	5,615.9	14	9
Net income	1,507.3	1,388.4	9	3	4,126.5	3,704.0	11	6
Earnings per share-diluted*	1.45	1.29	12	6	3.94	3.42	15	10

*	Foreign currency translation had a positive impact of $0.08 on 2011 diluted earnings per share for the quarter and a positive impact of $0.19 per share for the nine months.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends. The number of weekdays and weekend days, referred to as the calendar shift/trading day adjustment, can impact comparable sales and guest counts. In addition, the timing of holidays can impact comparable sales and guest counts.

Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases incentive compensation plans on these results because they believe this better represents the Company’s underlying business trends.

RELATED COMMUNICATIONS

This press release should be read in conjuction with Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and nine months ended September 30, 2011.

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 10:00 a.m. Central Time on October 21, 2011. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.

The Company plans to release October 2011 sales information on November 8, 2011.

McDonald’s Corporation will webcast its November 10, 2011 investor meeting. Please access www.investor.mcdonalds.com for more information on presentation times and links to the live webcast. There will also be an archived webcast and podcast available for a limited time.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)

Quarters Ended September 30,	2011	2010	$	%
Revenues
Sales by Company-operated restaurants	$4,855.5	$4,246.6	608.9	14
Revenues from franchised restaurants	2,310.8	2,058.3	252.5	12

TOTAL REVENUES	7,166.3	6,304.9	861.4	14

Operating costs and expenses
Company-operated restaurant expenses	3,883.3	3,354.0	529.3	16
Franchised restaurants-occupancy expenses	376.2	344.4	31.8	9
Selling, general & administrative expenses	580.9	556.3	24.6	4
Impairment and other charges (credits), net	(6.6)	3.6	(10.2)	n/m
Other operating (income) expense, net	(62.2)	(49.9)	(12.3)	(25)
Total operating costs and expenses	4,771.6	4,208.4	563.2	13

OPERATING INCOME	2,394.7	2,096.5	298.2	14

Interest expense	124.0	114.8	9.2	8
Nonoperating (income) expense, net	7.5	7.2	0.3	3

Income before provision for income taxes	2,263.2	1,974.5	288.7	15
Provision for income taxes	755.9	586.1	169.8	29

NET INCOME	$1,507.3	$1,388.4	118.9	9

EARNINGS PER SHARE-DILUTED	$1.45	$1.29	0.16	12

Weighted average shares outstanding-diluted	1,041.3	1,074.9	(33.6)	(3)

n/m Not meaningful

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)

Nine Months Ended September 30,	2011	2010	$	%
Revenues
Sales by Company-operated restaurants	$13,705.6	$12,063.1	1,642.5	14
Revenues from franchised restaurants	6,477.7	5,797.4	680.3	12

TOTAL REVENUES	20,183.3	17,860.5	2,322.8	13

Operating costs and expenses
Company-operated restaurant expenses	11,106.8	9,679.7	1,427.1	15
Franchised restaurants-occupancy expenses	1,103.5	1,018.0	85.5	8
Selling, general & administrative expenses	1,732.5	1,667.5	65.0	4
Impairment and other charges (credits), net	(4.2)	41.2	(45.4)	n/m
Other operating (income) expense, net	(165.0)	(161.8)	(3.2)	(2)
Total operating costs and expenses	13,773.6	12,244.6	1,529.0	12

OPERATING INCOME	6,409.7	5,615.9	793.8	14

Interest expense	365.9	333.9	32.0	10
Nonoperating (income) expense, net	15.3	15.3	0	0

Income before provision for income taxes	6,028.5	5,266.7	761.8	14
Provision for income taxes	1,902.0	1,562.7	339.3	22

NET INCOME	$4,126.5	$3,704.0	422.5	11

EARNINGS PER SHARE-DILUTED	$3.94	$3.42	0.52	15

Weighted average shares outstanding-diluted	1,048.2	1,083.9	(35.7)	(3)

n/m Not meaningful

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